Exhibit 10.21

Fixed Asset Transfer Agreement

of CDQ Waste Heat Power Generation Project

Party A: Xi’an Zhonghong New Energy Technology Co., Ltd.

Legal Representative: Geyun Wang

Party B: Beijing Hongyuan Recycling Energy Investment Center (LLP)

Executive Partner: Hongyuan Recycling Energy Investment Management (Beijing) Co., Ltd.

Delegate: Zhong Zhang

Party C1: Xi’an TCH Energy Technology Co., Ltd.

Authorized Representative: Guohua Ku

Party C2: Guohua Ku

Party C3: Chonggong Bai

Whereas,

1. Party A, Party B and Industrial Bank Co. Xi’an Branch signed the Entrusted Loan Agreement on July 30, 2013 (the “Original Loan Agreement”). Pursuant to the Original Loan Agreement, Party B released RMB 457 million entrusted loan to Party A.

2. As of July 25, 2016, Party A has repaid RMB 50 million principal of the loan.

3. On August 5, 2016, all parties signed the Supplementary Agreement, stipulating the repayment schedule of the remaining RMB 407 million: RMB 330 million to be repaid by August 6, 2017 and RMB 77 million to be repaid by July 30, 2018.

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4. Party A didn’t repaid the principal and interests of the loan after the maturity of the loan.

5. As two of the involved parties, Party B and Party C signed the Loan Settlement Agreement on December 29, 2018.

In accordance with the provisions of the Loan Settlement Agreement, this agreement is entered into as follows regarding Party A’s transfer of its owned project to offset part of the loan owed to Party B.

One, Collateral

The collateral for the repayment of part of the loan is the fixed asset of the CDQ waste heat power generation project of Boxing Chengli Gas Supply Co.

Two, Collateral Value

As appraised by Zhonglian Asset Appraisal Group (Shaanxi) Co., Ltd., the appraised value of the collateral is RMB 188,639,400 million on the evaluation date of August 15, 2018. Party A and Party B agree that the value of the collateral is RMB 188,639,400. The benchmark date for loan repayment is September 20, 2018.

Three, Handover

1. Once this agreement takes effect, and the collateral is checked and transferred from Party A to Party B (delegates of the parties sign on the collateral list), Party B shall be the sole owner of and monopolize the collateral under the agreement.

2. In order to ensure the safety of the collateral, the parties agree not to go through the procedures of mortgage cancellation registration for the time being.

3. After signing the agreement and before the handover of the collateral, Party A shall not mortgage, pledge, lease or lend the collateral to prevent Party B from exercising its rights or take other acts that may impact the value of the collateral, and shall manage and maintain the collateral in a reasonable and normal manner prior to the handover of the collateral, and assume all expenses incurred for such custody and maintenance. Storage, property management and maintenance expenses incurred in connection with the collateral prior to handover shall be borne by Party A. The risk before handover shall be borne by Party A.

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4. Within three days after signing the agreement, Party A shall notify its partner in the place where the collateral project is located, or other stakeholders that Party B thinks should be notified, in written of the transfer of the ownership of the collateral.

5. After Party B obtains the ownership of the collateral, it may authorize Party A to continue using the collateral. If Party B authorizes Party A to continue using the collateral, the parties may reach an agreement separately.

6. Within three days after signing the agreement, Party A shall change the nameplate of the collateral to Party B. Party B has right to delegate personnel to manage the project on site. Without Party B’s consent, Party A is not allowed to use the collateral. Party A has no right to dispose the collateral and shall not lease, mortgage, transfer the collateral without Party B’s written consent. Party A only can use the collateral as authorized by Party B.

Three, Party A’s Representations and Warranties

1. Party A undertakes that the collateral transferred hereunder is legally, exclusively owned by Party A;

2. Party A undertakes that the collateral transferred hereunder shall not be subject to any limitation of rights other than the establishment of mortgage for the benefit of Party B.

3. Party A undertakes that the collateral transferred hereunder shall be in good condition and can be continuously used at the time of transfer.

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Four, Repurchase of the Collateral

1. When the conditions set forth in article 3 of the Repurchase Agreement, an appendix of the Loan Settlement Agreement are fulfilled, Party B may require Party A and Party C1, Party C2 and Party C3 to repurchase the collateral, and these parties shall assume unlimited joint and several liabilities to each other. All expenses incurred during the repurchases shall be borne by Party Cs.

2. When trigger buy-back conditions, the repurchase price among Party A and Party C1, C2 and C3 shall be the higher one of (i) market price at the time of buy-back at open market; or (ii) the Collateral Payment amount plus its interest in accordance with the loan interest rate for the corresponding period.

3. Party B may waive the right to require Party A and Party C1, C2 and C3 to repurchase, and may dispose the collateral any time. No matter whether Party A is paying a fee and using the collateral or not, Party A shall cooperate with Party B in any disposal of the collateral. The fee paid by Party A is not refundable.

4. Whereas the collateral is used and maintained by Party A, when Party B requests Party A or Party C to repurchase the collateral, Party A or Party C shall not fail to perform the obligation of repurchase according to this agreement due to defects of the collateral or other issues.

5. The collateral repurchase agreement is set forth in the Repurchase Agreement. In case of any conflict between the Repurchase Agreement and this article, the Repurchase Agreement shall prevail.

Six, Notice

The parties confirm that notices relating to this agreement may be addressed to the contact information below. Each party shall perform its proper attention on this regard. If either party changes its contact information without notifying the other party in writing, such notice shall be deemed to have been served if it is sent to the original address, and neither party shall claim that the relevant document has not been served. In case of any dispute arising, the parties also agree to use such information as the address of the notice for the litigation/arbitration purpose.

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Name	Address	Contact	Mobile	Email

Seven, Force Majeure

1. In the event of force majeure event, the affected party may suspend its performance under this agreement during the term in the events of force majeure, and shall not be regarded as default, but the party shall promptly notify the other party in writing, and provide evidence of relevant documents within 15 days from the date of force majeure event according to Chinese law.

2. In the event of a force majeure event, the parties hereto shall immediately consult for a reasonable and fair solution and shall use all reasonable efforts to reduce the adverse effect of such force majeure event on the performance of this agreement.

Six, Liability for Breach of Contract

1. If either party fails to perform or suspends/terminates the performance of its obligations hereunder, or if any representations and warranties made by Party A are untrue or inaccurate, the party shall be deemed to have breached this agreement.

2. The party in breach shall, within seven days upon receipt of a written notice from the other party in this regard (which shall reasonably specify the nature of the breach in question), begin to correct the non-performance and shall complete the rectification within thirty days. At the same time, if due to any party in violation of this agreement, the breaching party shall be responsible for any costs or losses (including but not limited to payment or loss by default interest and legal fees, but does not include any indirect loss) the other party incurred for compensation.

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3. If Party A and Party C fail to timely repurchase the collateral as required by Party B, it shall be deemed as breach of contract. For each day overdue, Party A and Party C shall pay liquidated damages equal to 0.3% of the overdue amount per day to Party B until the date of full settlement.

4. Without limiting the above terms and conditions of the general applicability of the cases, due to Party A’s representations and warranties are untrue, inaccurate, incomplete or misrepresentation and misleading, or any other breach of this agreement by Party A, which causes Party B and their affiliates, directors, partners, members, shareholders, employees, agents and representatives (“claimers”) incurring any losses, damages, liability, claims, procedures, costs and expenses (of a person related to compensation for party or any third party in pursuit of investigation or evaluation of lawsuit, reasonable fees, compensation and other consultants charge) (called the “loss”), Party A shall be jointly and severally liable for the loss.

5. If the collateral is seized or frozen by a third party having disputes with Party A, Party A, B and C are all in duty bound to apply for cancelling such seizure or freeze to the authorities to protect Party B’s ownership of the collateral. If Party B’s ownership of the collateral is violated, Party A shall be liable for the damages to Party and pay compensation to Party B.

Nine, Applicable Law

The conclusion, validity, interpretation, performance, modification and termination of this agreement and the settlement of disputes shall be governed by the laws of mainland China

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Ten, Dispute Resolution

Any dispute arising from or in connection with this agreement shall be submitted to the people’s court with jurisdiction in the place where Party B is located. In case of any conflict among other existing agreements and the provisions of this agreement, this agreement shall prevail.

Eleven, Others

1. For matters not covered herein, the parties may also reach a supplementary agreement on the matters not covered herein. The supplementary agreement shall be a part of this agreement and shall have the same legal effect as this agreement.

2. This agreement shall come into force upon being signed/sealed and affixed official seal by the legal representatives/executive partners/authorized representatives of the parties.

3. This agreement is made in five counterparts, with each party holding one copy. The remaining copies shall be kept by Party A with same legal effect.

Party A: Xi’an Zhonghong New Energy Technology Co., Ltd.

Party B: Beijing Hongyuan Recycling Energy Investment Center (LLP)

Party C1: Xi’an TCH Energy Technology Co., Ltd.

Party C2: Guohua Ku

Party C3: Chonggong Bai

Date: December 29, 2018

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